EXHIBIT 10.6

THIRD AMENDMENT TO LETTER OF INTENT

It is hereby agreed as of June 13, 2006 by and between Quick Med Technologies, Inc. (“Quick Med”) and Engelhard Long Island, Inc. (“Engelhard”) (collectively referred to as “the parties”) that:

1. Reference is hereby made to the Letter of Intent effective February 1, 2006 (the “LOI”) entered into between Engelhard and Quick Med.

2. Sections 2,3 and 4 of the LOI are hereby amended by deleting the date “June 16, 2006” and replacing it with the date “June 30, 2006”.

3. Except as amended hereby, the LOI is hereby ratified and confirmed in its entirety.

WITNESS the execution hereof as of the date first above written.

ENGELHARD LONG ISLAND, INC.

By: /s/ Joseph Ceccoli
Title: Global Director of  Operations

QUICK MED TECHNOLOGIES, INC.

By: /s/ Michael Granito
Title: Chairman